UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2025

FIRST SEACOAST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41597	92-0334805
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, First Seacoast Bank, the wholly owned subsidiary of First Seacoast Bancorp, Inc., and James R. Brannen entered into an amendment to the First Seacoast Bank Salary Continuation Agreement for James R. Brannen (the “SCA”).  Under the amendment, if Mr. Brannen separates from service  other than at or following a change in control, he will receive an annual benefit of $64,817.  Unless Mr. Brannen becomes disabled or dies, the benefit payments will begin on the first day of the second month following his separation from service and will be paid monthly for a period of 120 months. If Mr. Brannen becomes disabled, the benefit will be paid in 120 monthly installments commencing on the first day of the month following the date he reaches age 66.  If Mr. Brannen dies before a separation from service, his beneficiary will receive the benefit paid in a lump sum on the first day of the second month following his death.  If he dies following his separation from service but before receiving benefits under the agreement, his beneficiary will receive the benefits he would have otherwise continued to have received, paid in a lump sum on the first day of the second month following his death.  If Mr. Brannen dies while receiving benefits, his beneficiary will continue to receive the benefit payments (at the same time and in the same form) he would have continued to have received under the agreement. The $64,817 annual benefit equals the accrued benefit determined under the SCA as of January 1, 2025.  Accordingly, as a result of the amendment, Mr. Brannen’s benefit outside of a change in control is now fixed and will no longer increase over time.
If there is a change in control, Mr. Brannen will receive an annual benefit of $132,209.  The benefit will be paid to him at the same time and in the same form the benefit would have otherwise been paid under the agreement upon his separation from service, death or disability, provided, however, that if he separates from service within two years of a change in control, the benefit will be paid to him in a lump sum on the first day of the second month following his separation from service.
The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Salary Continuation Agreement for James R. Brannen

104	Cover Page Interactive Data File (Embedded within Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SEACOAST BANCORP, INC.

DATE: March 5, 2025	By:	/s/ James R. Brannen
James R. Brannen President and Chief Executive Officer